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                                                                    Exhibit 99.1

Year 2000 Readiness Disclosure

The widespread use by governments and businesses, including AGL Resources Inc., of computer software that relies on two digits, rather than four digits, to define the applicable year may cause computers, computer-controlled systems, and equipment with embedded software to malfunction or incorrectly process data as AGL Resources approaches and enters the year 2000. AGL Resources Inc. and its subsidiaries are collectively referred to as "AGL Resources."

AGL Resources' Year 2000 Readiness Initiative
---------------------------------------------

In view of the potential adverse impact of the "Year 2000" issue on its business, operations, and financial condition, AGL Resources has established a cross-functional team to coordinate, and to report to management on a regular basis about, the assessment, remediation planning, and plan implementation processes directed to the Year 2000 issue. AGL Resources has also engaged independent consultants to assist in the assessment, remediation planning, and implementation phases of our Year 2000 initiative. AGL Resources' Year 2000 initiative is proceeding on a schedule that management believes will achieve Year 2000 readiness in a timely manner.

The mission of AGL Resources' Year 2000 initiative is to define and provide a continuing process for assessment, remediation planning, and plan implementation to achieve a level of readiness that will meet the challenges presented by the Year 2000 in a timely manner. Achieving Year 2000 readiness does not mean correcting every Year 2000 limitation. Achieving Year 2000 readiness does mean that critical systems, critical electronic assets, and relationships with key business partners have been evaluated and are expected to be suitable for continued use into and beyond the year 2000, and that contingency plans are in place.

AGL Resources' Year 2000 readiness initiative involves a three-phase process. The initiative is a continuing process with all phases of the initiative progressing concurrently with respect to information technology (IT) applications, infrastructure and non-information technology (non-IT) applications, as each of those terms is defined below, and key business relationships. The three phases of AGL Resources' Year 2000 initiative are as follows:

    1. Assessment - Assessment involves identifying and inventorying business assets and processes. It also involves determining the Year 2000 readiness status of AGL Resources' assets and of key business partners. Key business partners are those customers, suppliers and manufacturers who management believes may be material to AGL Resources' business, results of operations, or financial condition. In appropriate circumstances, pre-remediation testing is conducted as a part of the assessment phase. The assessment phase of AGL Resources' Year 2000 initiative includes assessment for Year 2000 readiness of the following:

         . Information technology ("IT") applications - Computer software maintained by AGL Resources' Information Systems (IS) Department;

         . Infrastructure and non-information technology ("non-IT") applications - Computer hardware, such as AGL Resources' mainframe and PC's, microprocessors embedded
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            in equipment, and software maintained by business units other than
            AGL Resources' IS Department; and

        .   Key business partners (customers, suppliers, and manufacturers).

    2. Preparation of Remediation Plans - The purpose of this phase is to develop plans which, when implemented, will enable assets and business relationships to be Year 2000 ready. This phase involves implementation planning and prioritizing the implementation of remediation plans.

   3. Implementation - This step involves the implementation of remediation plans, including post-remediation testing and contingency planning.

State of Readiness
------------------

AGL Resources continues to assess the impact of the Year 2000 issue throughout its businesses and operations, including its customer and supplier base. The scope of the Year 2000 initiative includes AGL Resources and its subsidiaries.

Set forth below is a description of the progress of AGL Resources' Year 2000 initiative in all business units that are within the scope of AGL Resources' Year 2000 initiative, with the exception of SouthStar Energy Services LLC ("SouthStar") and of Utilipro, Inc. ("Utilipro"). With respect to SouthStar, the assessment, remediation planning, and plan implementation phases have been completed. All of SouthStar's critical assets are Year 2000 ready. An assessment of the readiness of SouthStar's two joint venture partners is underway. Information or responses from all of SouthStar's key suppliers and customers has been obtained. The assessment of SouthStar's key suppliers reveals that all are Year 2000 ready, with the exception of one supplier whom SouthStar expects will achieve Year 2000 readiness prior to December 31, 1999. The preparation and review of contingency plans for SouthStar have been completed. With respect to Utilipro, the Year 2000 initiative commenced in January of 1999. The project plan and assessment phase, as well as the remediation planning phase, for the Utilipro Year 2000 initiative have been completed. Utilipro has engaged independent consultants to assist with its Year 2000 initiative. The mission and processes of the Year 2000 initiative for Utilipro are essentially identical to those of the AGL Resources' Year 2000 initiative. The majority of the remediation and testing for Utilipro is complete. Management expects Utilipro's business and operations to achieve Year 2000 readiness.

IT Applications
---------------

Assessment of, and remediation planning for, IT applications is complete and implementation is underway. During the assessment phase, an assessment of AGL Resources' 81 IT applications was completed. Of the 81 applications, 14 are deemed to be critical applications. The results of AGL Resources' Year 2000 initiative with respect to IT applications indicate that, to date:

 . 55 applications now are ready for Year 2000, including all critical applications;

 .  Nine applications have been eliminated;

 .  Sixteen applications have been replaced; and

 .  One application is scheduled for elimination by December 15, 1999.
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Infrastructure and Non-IT Applications
---------------------------------------

Assessment, remediation, and testing of infrastructure and non-IT applications are complete. These processes involved:

 .  Identifying business processes;

 . Identifying the assets that comprise the infrastructure and non-IT applications category, and defining the business process or processes to which such assets relate;

 . Identifying the mission criticality of each such asset and business process;

 . Documenting in a tracking database the existence, and the mission-criticality, of each such asset and business process;

 . Fixing, upgrading, replacing, eliminating, or developing alternate processes for those assets that were deemed not to be Year 2000 ready; and

 . Testing the mission-critical assets where possible. In those cases where testing of those assets was not possible or was cost-prohibitive, the process involved evaluating and accepting, where appropriate, the readiness statements provided by the manufacturers of such assets.

Key Business Partners
---------------------

AGL Resources has contacted key business partners, including suppliers, manufacturers and customers to evaluate their Year 2000 readiness plans and status of readiness. AGL Resources has contacted over 2,000 suppliers and manufacturers by letter. This group includes suppliers and manufacturers that AGL Resources considers key business partners as well as other selected suppliers and manufacturers. AGL Resources has received responses from the majority of suppliers and manufacturers who were contacted. To date, AGL Resources has completed follow-up with 100% of those suppliers that are considered critical suppliers. AGL Resources plans to continue to update its assessment of the readiness of critical suppliers and manufacturers during the remainder of calendar year 1999.

AGL Resources also initiated contact with more than 2,500 commercial and industrial customers by personal or telephone interview or by fax survey. That group of customers includes customers that AGL Resources considers key business partners as well as other selected customers. AGL Resources expects to continue to follow-up as needed throughout the remainder of calendar year 1999. In light of deregulation, the expected focus of AGL Resources' follow-up effort will be on Atlanta Gas Light Company's certificated marketers who are also customers.

AGL Resources is assessing the state of readiness of key business partners who have responded to requests for information and will continue to do so as additional responses are received. As a general matter, AGL Resources, like other businesses, is vulnerable to key business partners' inability to achieve Year 2000 readiness. AGL Resources cannot predict the outcome of business partners' readiness efforts. However, AGL Resources has developed contingency plans to mitigate risks associated with the Year 2000 readiness of certain business partners, including certain key business partners. AGL Resources' review of key business partners' responses gives management no reason to believe the Year 2000 readiness of key business partners is likely to have a material impact on AGL Resources' business, results of operations, or financial condition. AGL Resources will continue to assess key business partners throughout the remainder of calendar year 1999.
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Costs to Address Year 2000 Issues
---------------------------------

AGL Resources intends to devote the resources necessary to achieve a level of readiness that will meet its Year 2000 challenges in a timely manner. Through September 30, 1999, cumulative expenses in connection with AGL Resources' Year 2000 assessment, remediation planning, and plan implementation processes were approximately $6.7 million. Of this total, $2.7 million was spent in fiscal years 1997 and 1998. Through September 30, 1999, an additional $8.6 million has been spent for the replacement of AGL Resources' financial and human resources information systems. The primary reason for replacing those systems was to achieve increased efficiency and functionality. An added benefit of replacing those systems was the avoidance of the costs of remediating Year 2000 problems associated with AGL Resources' previous financial and human resources information systems. The costs of the new financial and human resources information systems have been capitalized, in accordance with AGL Resources' accounting policies and with generally accepted accounting principles.

AGL Resources expects to spend $2.1 million for the Year 2000 initiative in fiscal year 2000. These estimates include costs associated with the use of outside consultants as well as hardware and software costs. They also include direct costs associated with employees of AGL Resources' IS Department who work on the Year 2000 initiative. It does not include costs associated with employees of other departments such as Legal and Internal Audit, and of other business units, that are involved, on a limited basis, in the Year 2000 initiative.

On June 30, 1998, the Georgia Public Service Commission ("GPSC") issued a rate case order in response to a filing by Atlanta Gas Light Company ("AGLC"). The GPSC provided for the deferral, amortization, and recovery of some Year 2000 costs over a five-year period beginning July 1, 1998. The portion of those costs that will be deferred in this way includes costs which would normally be expensed in accordance with generally accepted accounting principles and that are attributable to AGLC. Going forward, AGL Resources' estimates that approximately 83% of Year 2000 costs will be attributable to AGLC. At September 30, 1999, AGLC had deferred total costs of approximately $4.4 million, which are being amortized and recovered over a five year period.

At present, the cost estimates associated with achieving Year 2000 readiness are not expected to materially impact AGL Resources' consolidated financial statements. AGL Resources will account for costs related to achieving Year 2000 readiness in accordance with its internal accounting policies, with regulatory treatment, and with generally accepted accounting principles.

Risks of Year 2000 Issues
-------------------------

AGL Resources' has finalized its estimate of the Year 2000 most reasonably likely worst case scenarios. These scenarios contemplate intermittent disruptions of important goods and services that AGL Resources obtains from third parties at some locations. AGL Resources does not expect these disruptions to be long-term nor does AGL Resources expect the disruptions to materially impact its operations as a whole. However, the extent of such disruptions is uncertain, and if the extent or longevity of the disruptions exceed AGL Resources' assumptions, they could have a material adverse impact on AGL Resources' business, results of operations, or financial condition.

Although AGL Resources has finalized its estimate of Year 2000 most reasonably likely worst case scenarios, the process of refining AGL Resources' most reasonably likely worst case scenarios will be an ongoing process. AGL Resources expects to continue to develop and modify its most reasonably likely
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worst case scenarios as AGL Resources obtains additional information regarding
(a) internal systems and equipment during the implementation phase of its Year 2000 initiative as well as during independent validation and verification of the Year 2000 readiness of such systems and equipment, and (b) the status, and the impact on AGL Resources, of the Year 2000 readiness of others.

Business Continuity and Contingency Planning
--------------------------------------------

AGL Resources has completed its Year 2000 contingency plans. Those plans, which are intended to enable AGL Resources to deliver an acceptable level of service despite Year 2000 failures, include performing certain processes manually, changing suppliers, and reducing or suspending certain noncritical aspects of AGL Resources' operations. AGL Resources' contingency planning effort focused on the potential internal risks as well as potential risks associated with AGL Resources' suppliers and customers. AGL Resources' most reasonably likely worst case scenarios as described above define the boundaries of AGL Resources' contingency planning effort. The contingency planning process also includes, but is not limited to the following:

 . Identifying the nature of Year 2000 risks to understand the business impact of those risks;

 .  Identifying minimal acceptable service levels;

 .  Identifying alternative providers of goods and services;

 . Identifying necessary investments in additional back-up equipment such as generators and communications equipment; and

 . Developing manual methods of performing critical functions currently performed by electronic systems and equipment.

AGL Resources has completed initial testing of its contingency plans. During the remainder of calendar year 1999, AGL Resources plans to update, refine, and further test its contingency plans as needed, to reflect system and business changes as they evolve.

Clean Management
----------------

Clean management describes the process of:

 .  Identifying AGL Resources' means of acquiring assets and of developing or modifying systems;
 . Verifying the Year 2000 readiness of assets prior to purchase; and . Assuring that system modifications and new systems are Year 2000 ready at the time of development or acquisition.

AGL Resources is using the clean management process on an on-going basis. Clean management applies to IT applications, to infrastructure and non-IT applications, and to key business partner relationships. AGL Resources expects to obtain additional or updated information about the Year 2000 readiness of assets and key business partners through the clean management process. AGL Resources will address any additional Year 2000 issues discovered as a result of the clean management process.
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Validation and Verification
---------------------------

AGL Resources' Year 2000 initiative includes validation and verification of assets by AGL Resources, by third parties, or by both. AGL Resources expects validation and verification efforts, whether internal or independent, to result in the discovery of additional Year 2000 issues and AGL Resources will address those issues as they arise. AGL Resources expects the validation and verification process to continue throughout calendar year 1999 and into calendar year 2000.

Presently, AGL Resources believes that its assessment, remediation planning, plan implementation and contingency planning processes will be effective to achieve Year 2000 readiness in a timely manner.

Forward-Looking Statements
--------------------------

The preceding "Year 2000 Readiness Disclosure" discussion contains various forward-looking statements that represent AGL Resources' beliefs or expectations regarding future events. When used in the "Year 2000 Readiness Disclosure" discussion, the words "believes", "intends", "expects", "estimates", "plans", "goals" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, AGL Resources' expectations as to when AGL Resources will complete the assessment, remediation planning, and implementation phases of its Year 2000 initiative as well as its Year 2000 contingency planning; AGL Resources' estimated cost of achieving Year 2000 readiness; and AGL Resources' belief that its internal systems and equipment will be Year 2000 ready in a timely and appropriate manner. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause those differences include availability of information technology resources; customer demand for AGL Resources' products and services; continued availability of materials, services, and data from AGL Resources' suppliers; the ability to identify and remediate all date-sensitive lines of computer code and to replace embedded computer chips in affected systems and equipment; the failure of others to timely achieve appropriate Year 2000 readiness; and the actions or inaction of governmental agencies and others with respect to Year 2000 problems.